NDB, INC.

SUBSCRIPTION AGREEMENT

NOTICE TO SUBSCRIBER

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, SUBSCRIBERS MUST UNDERSTAND THAT THE MARKET FOR SUCH INVESTMENT MAY BE LIMITED AND SPORADIC AND IS EXPECTED TO CONTINUE TO BE LIMITED AND SPORADIC FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET CURRENTLY EXISTS FOR THE SECURITIES. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS.

ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A REGULATION A, TIER 2 OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE CORPORATION’S WEBSITE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUBSCRIBERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST. THE CORPORATION IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PROSPECTIVE SUBSCRIBERS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE CORPORATION’S WEBSITE OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE CORPORATION OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE CORPORATION AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE SUBSCRIBER SHOULD CONSULT THE SUBSCRIBER’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE SUBSCRIBER’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE CORPORATION, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE CORPORATION’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE CORPORATION’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. SUBSCRIBER ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE CORPORATION DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE CORPORATION MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE CORPORATION SOLELY FOR THE USE BY PROSPECTIVE SUBSCRIBER IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE CORPORATION.

THE CORPORATION RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE SUBSCRIBER LESS THAN THE AMOUNT OF SECURITIES SUCH SUBSCRIBER DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THAT DATE.

EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THAT DATE.

THE CORPORATION ENCOURAGES YOU TO READ THE ENTIRE OFFERING CIRCULAR PRIOR TO INVESTING.

NDB INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is made as of [_________,202_] by and between NDB Inc., a California corporation (the “Corporation”) and [Title, Name, Surname] (“Subscriber”),

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Corporation) of shares (the “Shares”) of Common Stock, par value $4,35 per share (“Common Stock”) of the Corporation, offered pursuant to the Offering Circular incorporated in the Corporation’s Form 1-A filed and qualified with the SEC effective [_________,202_].

The rights of Common Stock are as set forth in the Articles of Incorporation and Bylaws included in the Exhibits to the Offering Statement of the Corporation filed with the SEC (the “Offering Statement”).

The Corporation may accept subscriptions until [_________,202_], unless otherwise extended, terminated, or cancelled by the Corporation in its sole discretion in accordance with applicable SEC regulations.

Certain capitalized terms used below are defined in the terms and conditions set forth in Exhibit A attached to this Agreement, which is incorporated by reference.

Total Shares purchased: [Number of shares] shares of Common Stock of the Corporation

Purchase Price per share: $4.35

Total Purchase Price: $0.00

Form of Payment: Cash: $0.00

Maximum aggregate number

of shares sold: 7,000,000 (the Maximum Amount)

Closing Date: [MM/DD/YYYY]

[Remainder of page intentionally left blank]

Additional Terms/Acknowledgements: The Subscriber acknowledges receipt of, and understands and agrees to, this Agreement, including the terms and conditions set forth in Exhibits A, B and C attached to this Agreement, which are incorporated by reference.

Corporation:

NDB Inc.

By: ________________________________________

Title:        Dr. Nima Golsharifi

Address: 50 California Street
                  Suite 1500
                  San Francisco, California 94111
                  USA

Subscriber:

[TITLE NAME SURNAME]

(Signature)

Title:

Address:

Description of entity (if applicable):

SAME OF PERSON SIGNING ON BEHALF OF THE SUBSCRIBER:

[TITLE NAME SURNAME]

(Signature)

Address:

Telephone:

E-mail:

U.S. Taxpayer Identification Number (if applicable):

Exhibit A

Terms and Conditions Incorporated into

Subscription Agreement

1. Purchase and Sale of Shares.

(a) Subscriber agrees to purchase from the Corporation, and the Corporation agrees to sell to Subscriber, the number shares of Common Stock set forth on the signature page to this Agreement for the consideration set forth in the signature page to this Agreement. The total Purchase Price for the Shares of Stock to be paid by the Subscriber to the Seller at the Closing, shall be the price set forth in the signature page to this Agreement. Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (United States Dollars).

(b) Subscriber understands that the Shares are being offered pursuant to the Form 1-A Regulation A Offering Circular dated on the 30th of September 2021 and its exhibits as filed with and qualified by the Securities and Exchange Commission (the “SEC”) on the 30th of September 2021 and qualified by the SEC on [__________,202_] (collectively, the “Offering Circular”). By subscribing to the Offering, the Subscriber acknowledges that Subscriber has received and reviewed a copy of the Offering Circular and any other information required by Subscriber to make an investment decision with respect to the Shares.

(c) The Corporation has the right to reject this subscription in whole or in part for any reason or for no reason. Therefore, the Corporation, at its sole discretion, may allocate to Subscriber only a portion of the number of Shares Subscriber has subscribed for hereunder. The Corporation will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. The Subscriber may not cancel, terminate, or revoke this Agreement, which, in the case of an individual, shall survive the Subscriber’s death or disability and shall be binding upon the Subscriber and the Subscriber’s heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

(d) In the event that this subscription is rejected in full or the Offering is cancelled, payment made by the Subscriber for the Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this subscription is rejected in part, the Corporation shall refund to the Subscriber any payment made by the Subscriber to the Corporation with respect to the rejected portion of this subscription, without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this subscription, which shall terminate.

(e) Once the Subscriber makes a funding commitment to purchase Shares, it is irrevocable until the Subscriber’s Shares are issued, the subscription is rejected by the Corporation, or the Corporation otherwise determines not to consummate the transactions contemplated by this Agreement.

(f) Subscriber agrees to furnish to the Corporation all information that the Corporation has requested in this Agreement (and in the Prospective Investor Questionnaire attached as Exhibit B hereto and forming a part of this Agreement).

2. Payment and Delivery.

Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a) Contemporaneously with the execution and delivery of this Agreement, Subscriber shall pay the Purchase Price for the Shares by check made payable to "NDB, Inc.", ACH debit transfer, or wire transfer in accordance with the instructions set forth on Exhibit C hereto.

(b) Payment of the Purchase Price shall be received by NDB Inc. (the "Agent") from Subscriber.

(c) This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Corporation and the consideration set forth in the signature page of this Agreement is received on the Corporations’ nominated bank account set forth on Exhibit C hereto.

(d) Upon acceptance of this subscription by the Corporation, the Subscriber will become a shareholder of the Corporation as a holder of Common Stock.

(e) The Subscriber shall receive notice and evidence of the digital entry of the number of the Shares owned by undersigned reflected on the books and records of the Corporation and verified by [xx/xx/202x], (the “Agent”), which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A.

3. Representation and Warranties of Subscriber.

As an inducement to the Corporation to enter into this Agreement and to issue and sell the Common Stock and consummate the other transactions contemplated hereby, Subscriber hereby represents and warrants, severally and not jointly, to the Corporation as follows:

(a) The information that the Subscriber has furnished herein, including, without limitation, any information furnished by the Subscriber to the Corporation regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”), and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Corporation accepts this subscription. Further, the Subscriber shall immediately notify the Corporation of any change in any statement made herein prior to the Subscriber’s receipt of the Corporation’s acceptance of this subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber herein may be fully relied upon by the Corporation and by any investigating party relying on them.

(b) The Subscriber (a) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, or (b) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the amount of Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s (i) annual income or net worth (for natural persons), or (ii) revenue or net assets at the most recent fiscal year-end (for non-natural persons).

(c) The Subscriber agrees to provide to the Corporation any additional documentation the Corporation may reasonably request, including, any documentation as may be required by the Corporation to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act.

(d) The Subscriber is aware of the Corporation’s business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Shares. Subscriber is purchasing the Shares for investment for Subscriber’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(e) The Subscriber understands that no state or federal authority in the United States or authority outside the United States has scrutinized the terms of this Agreement or the Shares offered pursuant hereto, has made any finding or determination relating to the fairness of an investment of the Shares, or has recommended or endorsed the Shares, and that the Shares have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

(f) Subscriber understands that the Shares have not been registered under the Securities Act. Subscriber also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Agreement. Subscriber is purchasing the Shares for Subscriber’s own account. Subscriber has received and reviewed this Agreement, the Offering Circular and the Operating Agreement. Subscriber and/or Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by the Corporation or an affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with the Offering to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with an investment in the Shares.

(g) The Subscriber further warrants and represents that Subscriber has either (i) preexisting personal or business relationships, with the Corporation or any of its officers, directors or controlling persons, or (ii) the capacity to protect Subscriber’s own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of Subscriber or of professional advisors to Subscriber who are unaffiliated with and who are not compensated by the Corporation or any of its affiliates, directly or indirectly.

(h) The Subscriber acknowledges and agrees that in making the decision to subscribe the Common Stock under this Agreement, Subscriber has not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, except as expressly provided in the Offering Circular, this Agreement and in the attachments and exhibits to this Agreement, or as the Subscriber has otherwise requested from the Corporation in writing, and without receiving any representations or warranties from the Corporation or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by the Subscriber or the Subscriber’s advisors.

(i) The Subscriber acknowledges that Subscriber has read all tax related sections and further acknowledges Subscriber has had an opportunity to consult Subscriber’s own Tax, Legal and Financial Advisors regarding the purchase of Common Stock under this Agreement.

(j) If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.  The Subscriber’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(k) The Subscriber, if an entity, is, and shall at all times while it holds Common Stock remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States (or non-U.S. country) of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is at least eighteen (18) years old or of legal age in the relevant jurisdiction, and competent to enter into a contractual obligation.

(l) The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Corporation, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

(m) The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in the Corporation.

(n) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber’s subscription, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

(o) All information provided by the Subscriber in this Agreement is accurate. The Subscriber agrees to keep the Corporation informed of any change in the Subscriber’s information given to the Corporation under this Agreement. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the address provided to the Corporation on the signature page hereto. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

(p) The Corporation may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with Anti-Money Laundering laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber’s interest in the Shares. The Subscriber agrees to provide any and all documentation requested by the Corporation to ensure compliance with Anti-Money Laundering laws or regulations.

(q) The Corporation’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

(i) The Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall not be derived from money laundering or similar activities deemed illegal under federal laws and regulations;

(ii) To the extent within the Subscriber’s control, the Subscriber’s funds tendered for the Purchase Price will not cause the Corporation or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder;

(iii) When requested by the Corporation, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that the Corporation may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Corporation reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Corporation. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

(iv) Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber which is an entity, any Related Person is:

1. a Prohibited Investor;

2. a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

3. a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate; “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur; “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Corporation in connection therewith; “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan; “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

4. Representation and Warranties of the Corporation.

The Corporation represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing:

(a) The Corporation is a corporation duly formed, validly existing and in good standing under the laws of the State of California. The Corporation has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Shares and any other agreements or instruments required hereunder. The Corporation is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Corporation or its business.

(b) The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Corporation. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) The acceptance by the Corporation of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Corporation’s powers and have been duly authorized by all necessary corporate action on the part of the Corporation. Upon the Corporation’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by the Corporation’s certificate of incorporation, bylaws and the California General Corporate Law in general.

5. Legends.

(a) It is understood that the certificates evidencing the Shares may bear any legend required by the articles of incorporation or bylaws of the Corporation or applicable state or federal securities laws in the United States, or by other laws and regulations of the non-U.S. jurisdiction where the Subscriber is resident or domiciled.

6. Transfer Restrictions.

(a) Subscriber acknowledges and agrees that the Common Stock is subject to restrictions on transfer as described in the bylaws of the Corporation. The Common Stock shall bear a digital or physical restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates or instruments):

(i) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

(ii) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.

(b) The Common Stock shall bear any legend required by applicable blue sky laws.

7. Indemnification.

(a) The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the Offering. The Subscriber agrees to indemnify and hold harmless the Corporation and its affiliates and each of their respective officers, directors, employees, agents and representatives, and each other person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act of 1933, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

8. Bankruptcy.

(a) In the event that the Subscriber files or enters a bankruptcy, insolvency or other similar proceeding, the Subscriber agrees to use his, her or its best efforts to avoid the Corporation being named as a party or otherwise involved in the proceeding.

9. Limitations on Damages.

(a) IN NO EVENT SHALL THE CORPORATION BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

10. Miscellaneous.

(a) Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon Subscriber, Subscriber’s successors, heirs, and assigns.

(b) Attorneys’ Fees.  The prevailing party in any suit or action hereunder shall be entitled to recover from the losing party all costs incurred by it in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

(c) Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Corporation’s principal place of business.

(d) Further Execution.  The parties agree to take all such further actions as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(e) Entire Agreement; Amendment.  This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(f) Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Waiver Jury Rights. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(h) Notification of Changes. Subscriber agrees and covenants to notify the Corporation immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

(i) Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

(j) Electronic Delivery of Notice. Subscriber and the Corporation each hereby agree that all current and future notices, confirmations and other communications regarding this Agreement and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to the Parties, and if the Parties desire physical documents, then they agree to be satisfied by directly and personally printing, at their own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that they desire. The subscriber must keep e-mail address current with the Corporation. The Subscriber must promptly notify the Corporation of a change of the Subscriber’s email address. If the Subscriber mailing address, email address, telephone number or other contact information changes, the Subscriber may also provide updated information by contacting the Corporation.

(k) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

11. Digital Signature

(a) Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement, if any, are intended to authenticate this writing and to have the same force and effect as manual signatures. The term “electronic signature” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. Without limiting the generality of the foregoing, delivery of an executed counterpart’s signature page of this Agreement, by facsimile, electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

(b) Subscriber and the Corporation each hereby agree that all current and future notices, confirmations and other communications regarding this Agreement specifically, and future communications in general between the parties, may be made by e-mail or other electronic communication, sent to the e-mail address of record as from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipient’s spam filters by the recipient’s e-mail service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, that the sender is under no obligation to resend communications via any other means, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to Subscriber, and if Subscriber desires physical documents, then he or she agrees to be satisfied by directly and personally printing, at Subscriber’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that Subscriber desires.

(c) By signing this Agreement electronically, Subscriber is explicitly agreeing to receive documents electronically, including Subscriber’s copies of this signed Agreement, as well as ongoing disclosures, communications and notices.

[End of Exhibit A to Subscription Agreement]

Exhibit B

Prospective Investor Questionnaire

 ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. However, the undersigned subscriber (the “Subscriber”) understands that the NDB Inc., a California corporation (the “Corporation”), may present this Prospective Investor Questionnaire (the “Questionnaire”) to any of the Corporation’s counsel, advisors, agents or other representatives and any party asserting legal jurisdiction over the Corporation, as the Corporation, in its sole discretion, deems appropriate if (i) called upon to establish that the proposed offer and sale of the Common Stock Shares (the “Shares”) is exempt from registration under the Securities Act or meets the requirements of applicable state securities or blue sky laws, (ii) called upon to establish that the Corporation is exempt from registration under the Investment Company Act, (iii) called upon to establish that the assets of the Corporation do not constitute “plan assets” for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), (iv) called upon to establish that the proposed offer and sale of the Shares is not a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (v) called upon to establish that the Corporation is in compliance with the Advisers Act or (vi) the contents hereof are relevant to any issue in any action, suit or proceeding to which the Corporation is a party or by which it is or may be bound.

The Corporation may, with the consent of the Subscriber, also disclose, in connection with this Offering or the operations of the Corporation, the name and amount of the Subscriber’s Subscription obligation. Furthermore, the Subscriber understands that the offering of Shares may be reported to the Securities and Exchange Commission or to state securities or blue sky commissioners pursuant to the requirements of applicable federal law and of various state securities or blue sky laws. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Subscription Agreement to which this Questionnaire is attached.

The Subscriber represents that the information furnished in this Questionnaire is true and correct of Subscriber’s own knowledge, and the Subscriber acknowledges that the Corporation and its counsel are relying on the truth and accuracy of such information to comply with federal and state securities laws. The Subscriber agrees to notify the Corporation promptly of any changes in the information Subscriber provides that may occur prior to an actual investment with the Corporation.

1. SUBSCRIBER ELIGIBILITY CERTIFICATION

For the Corporation to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding Subscriber’s investor status.

The Subscriber understands that for the purchase of Shares, the Subscriber must either be an “accredited investor”, or a “qualified purchaser”.

The Subscriber must check appropriate box(es) below:

 A. Category A - Accredited investor

(1) The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D (230.501)), because it is a bank; a savings and loan association; a broker or dealer; an investment adviser; an insurance company; a registered investment company; a registered business development company; a licensed Small Business Investment Company (“SBIC”); a Rural Business Investment Company; a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary (bank, savings and loan association, insurance company, or registered investment adviser), or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2) The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D (230.501)), because it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3) The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D (230.501)), because it is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(4) The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D (230.501)), because he/she is a director, executive officer, or general partner of the issuer of NDB, Inc., or a director, executive officer, or general partner of a general partner of NDB, Inc.

(5) The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D (230.501)) because he/she is a natural person with an individual net worth, or joint net worth with his/her spouse, presently exceeding $1,000,000. For purposes of this question, “net worth” means the excess of total assets (excluding value of primary residence) over total liabilities.

(6) The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D (230.501)) because he/she is a natural person with an individual income in excess of $200,000 (excluding his/her spouse) in each of the two most recent years (or joint income with his/her spouse in excess of $300,000 in each of those years), and has a reasonable expectation of reaching the same income level in the current year.

(7) The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D (230.501)), because it is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the prospective investment (i.e. sophisticated person as described in 230.506(b)(2)(ii)).

(8) The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D (230.501)), because it is an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above requirements.

(9) The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D (230.501)), because it is an entity, of a type not listed above, not formed for the specific purpose of acquiring the Shares, owning investments in excess of $5,000,000.

(10) The Subscriber is an accredited investor (as defined in Rule 501 of Regulation D (230.501)), because he/she is a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status.

A. Category B - Qualified purchaser

The Subscriber is a “qualified purchaser” (as defined in Rule 256 of Regulation A (§ 230.256)), because the aggregate purchase price to be paid by the Subscriber for the Shares (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such Subscriber's:

Annual income or net worth if a natural person (with annual income and net worth for such natural person subscribers determined as provided in Rule 501 (§ 230.501)); or

Revenue or net assets for such Subscriber's most recently completed fiscal year end if a non-natural person.

1. ADDITIONAL QUESTIONS

The Subscriber will need to answer the following questions (Yes/No):

(a) The Subscriber has the capacity to evaluate the merits and risks of the prospective investment and to otherwise protect his/her/its own interests in connection with the prospective investment by reason of his/her/its own business and/or financial experience. If he/she/it answered “Yes” to this question, he/she/it supports his/her/its reply with the following education and/or business and/or financial experience: (Please provide as much detail as possible)

Yes No

Details:

(b) The Subscriber is purchasing the Shares offered for his/her/its own account and for investment purposes only. If the Subscriber answered “No” to this question, the following is the person for whose account the Subscriber is purchasing the Shares and/or the reason for investing: (Please provide as much detail as possible)

Yes No

Details:

(c) The Subscriber has a pre-existing personal or business relationship with the Corporation or any of its officers, directors, or controlling persons. If he/she/it answered “Yes” to this question, he/she/it will explain his/her/its reply with the following description of his/her/its affiliation with that person or those persons: (Please provide as much detail as possible)

Yes No

Details:

(d) The Subscriber understands that the Corporation reserves the right, in its sole discretion, to accept or reject this Subscription, in whole or in part, for any reason whatsoever.

Yes No

(e) The Subscriber has received the Offering Circular.

Yes No

(f) The Subscriber hereby represents and warrants that the Subscriber is not, and is not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Subscriber has complied with all applicable foreign and U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws:

(1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and

(2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with    Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

Yes No

By making the foregoing representations the Subscriber has not waived any right of action the Subscriber may have under federal or state securities law. Any such waiver would be unenforceable. The Corporation will assert the Subscriber's representations as a defense in any subsequent litigation where such assertion would be relevant. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of California without giving effect to the principles of conflict of laws.

The Subscriber agrees that the Subscriber will notify the Corporation at any time on or prior to the execution of the Subscription Agreement or this Questionnaire in the event that the representations and warranties in the Subscription Agreement or in this Questionnaire shall cease to be true, accurate and complete.

3. INFORMATION REQUIRED OF EACH SUBSCRIBER

TO BE COMPLETED BY INDIVIDUALS

3.1 The Subscriber should provide all the information requested below. The Subscriber should choose and complete the applicable section (3.1.1 Individual owner or 3.1.2 Joint-owner/ minor) and proceed to answer the following questions.

Personal information

(a) Individual owner:

First, Middle, Last Name:

Address of Principal Residence:
(street, city, state, country, zip code)

Residence Telephone:

E-mail Address:

Date of Birth:

Social Security or Tax ID number:

Annual Income:

Net Worth:

Liquid Net Worth:

Investment Experience (years):

If not a US Citizen, specific

country of citizenship:

(b) Joint owner/minor (if applicable):

First, Middle, Last Name:

Address:
(street, city, state, country, zip code)

Telephone:

E-mail Address:

Date of Birth:

Social Security or Tax ID number:

If not a US Citizen, specific

country of citizenship:

General information

a) Is the Subscriber an agent, nominee, trustee, or otherwise on behalf of, for the account of or jointly with any other person or entity?

YES  NO

b) Does the Subscriber control any other existing or prospective subscriber in the Corporation?

YES  NO

PLEASE NOTE: If any of the above questions were answered “Yes,” please provide identifying information such as a copy of Subscriber's driver’s license, US passport or other government-issued photo identification” or contact the Corporation.

c) Is the Subscriber an employee, officer, director or in any way affiliated with the Corporation?

YES  NO

If yes, please describe the relationship below:

d) Is the Subscriber a senior government, political or military official, or an immediate family member or close associate of such a person (a “politically exposed person”)?

YES  NO

If yes, which government, what position in the government, and, if an immediate family member or close associate of a politically exposed person, what relationship to the politically exposed person:

TO BE COMPLETED BY CORPORATIONS, LIMITED LIABILITY COMPANIES,

PARTNERSHIPS, TRUSTS AND OTHER ENTITIES

3.2. If the Subscriber is not an individual, the following information should be furnished with respect to the person making the investment decision on behalf of the entity. The Subscriber should choose and complete the applicable section ((a) Trust or (b) Corporation/Partnership/Other), and answer the following questions.

Personal information

(a) Trust:

Name of Trust:

Name(s) of Trustee(s):
If there is more than one trustee or beneficial owner, we will require the same documents for the requested information for each additional trustee and/or beneficial owner.

Beneficial Owner(s) Address:

(street, city, state, country, zip code)

Telephone:

E-mail Address:

Date of Birth:

Social Security Number:

Tax ID number:

Name(s) of Beneficial Owner(s):
If there is more than one trustee or beneficial owner, we will require the same documents for the requested information for each additional trustee and/or beneficial owner.

Occupation:

(b) Corporation/ Partnership/ Other:

Entity Name:

Address:
(street, city, state, country, zip code)

Foundation:

E-mail Address:

Telephone:

Date of entry:

Tax ID number:

Name of Officer(s), General Partner or other Authorized Person(s):

General information

a) Is the Subscriber an agent, nominee, trustee, or otherwise on behalf of, for the account of or jointly with any other person or entity?

YES  NO

b) Will any other person or persons have a beneficial interest in the Shares acquired (other than as a shareholder, partner, member, trust beneficiary or other beneficiary owner of equity interests in the Subscriber)?

YES  NO

c) Does the Subscriber control, or is the Subscriber controlled by or under common control with, any other existing or prospective subscriber in the Corporation?

YES  NO

PLEASE NOTE: If any of the above questions were answered “Yes,” please provide identifying information such as a copy of Subscriber's driver’s license, US passport or other government-issued photo identification” or contact the Corporation.

d) Legal form of Subscriber:

e) U.S. State or foreign jurisdiction in which Subscriber was incorporated or formed:

f) Date of incorporation or formation of Subscriber:

g) Is the Subscriber in any way affiliated with the Corporation?

YES  NO

If yes, please describe the relationship below:

h) Is the Subscriber in any way affiliated with a senior government, political or military official, or an immediate family member or close associate of such person (a “politically exposed person”)?

YES  NO

If yes, which government, what position in the government, and, if an immediate family member or close associate of a politically exposed person, what relationship to the politically exposed person:

i) Authorized individual who is executing the Subscription Agreement on behalf of the investing entity is:

Name:

Current position or title:

Telephone number:

SIGNATURES

This page constitutes the signature page for the Prospective Investor Questionnaire relating to the offering of Shares. Execution of this signature page constitutes execution of the Prospective Investor Questionnaire.

IN WITNESS WHEREOF, the Subscriber has executed this Questionnaire this      day of             , 2021.

Name of Subscriber (Print or type)

By:

        (Signature if executing on behalf of entity)

Name

Title

[End of Exhibit B to Subscription Agreement]

Exhibit C

Corporation Bank Account into

Subscription Agreement

The following information is provided for routing wire transfers to Corporation’s bank account at either Wells Fargo or Silicon Valley Bank in the most expeditious manner.

Incoming Wire Transfer instruction for Wells Fargo Bank:

Account name: NDB Inc.

CREDIT ACCOUNT #: 8966899703

ROUTING & TRANSIT #: 121000248

SWIFT: WFBIUS6S

Beneficiary Address: 50 California Road, Suite 1500, San Francisco, California, 94111, USA

Bank / Payment Institution: Wells Fargo

Incoming Wire Transfer instruction for Silicon Valley Bank:

Account name: NDB Inc.

CREDIT ACCOUNT #: 3302669797

ROUTING & TRANSIT #: 121140399

SWIFT: SVBKUS6S

Beneficiary Address: 50 California Road, Suite 1500, San Francisco, California, 94111, USA

Bank / Payment Institution: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, USA

 Wires received by Wells Fargo or Silicon Valley Bank with incomplete or invalid account numbers may be delayed and could possibly require return to the sending bank.

[End of Exhibit C to Subscription Agreement]